UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 31, 2005

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 26, 2005, Northwest Airlines, Inc. (“Northwest”) made a semi-monthly payment of approximately $10.5 million to Mesaba Aviation, Inc. (“Mesaba”), a wholly-owned subsidiary of MAIR Holdings, Inc. (“MAIR”), for services provided by Mesaba from October 1 through October 15, 2005. The amount paid by Northwest represents a reduction of approximately $6 million from the total amount due, reflecting prepetition amounts related to Mesaba’s bankruptcy.

Separately, for the quarter ended September 30, 2005, Mesaba will record a reserve of approximately $31.9 million, reflecting the net receivable (net of certain offsetting liabilities owed to Northwest) owed to Mesaba by Northwest for services provided by Mesaba through September 14, 2005, the date of Northwest’s bankruptcy filing.  Despite recording this reserve, Mesaba intends to continue evaluating its legal rights and potential remedies with respect to the payment reductions by Northwest in connection with Northwest’s and Mesaba’s bankruptcy cases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2005	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel

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